SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                      February 12, 2009

WINDTAMER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-53510	16-1610794
(Commission File Number)	(IRS Employer Identification No.)

6053 Ely Avenue, Livonia, New York	14487
(Address of Principal Executive Offices)	(Zip Code)

(585) 346-6442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01        Entry into a Material Definitive Agreement.

On February 12, 2009, WindTamer Corporation (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Patricia Cole, a licensed real estate agent, to assist the Company in locating potential wind turbine sties for lease or purchase by the Company or purchasers of the Company’s products.  The Consulting Agreement had a term of one year, and Ms. Cole was to be compensated $5,000 per month during each month of the term when services were performed.  No services were ever performed by Ms. Cole pursuant to the Consulting Agreement, and no payments were made to Ms. Cole by the Company. Ms. Cole is the sister of Gerald Brock, Chief Executive Officer and Chairman of the Company.

Item 1.02        Termination of a Material Definitive Agreement.

One April 24, 2009, the Company entered into a termination and release agreement with Ms. Cole (the “Termination and Release”).   The Termination and Release terminates the Consulting Agreement and provides a full release by Ms. Cole of the Company for any liability with respect to the Consulting Agreement.  No payment was made or is due to Ms. Cole in connection with the Termination and Release.

Item 9.01

(d)           Exhibits

Exhibit Number	Description

10.1	Consulting Agreement between WindTamer Corporation and Patricia Cole dated February 12, 2009.
10.2	Termination and Release between WindTamer Corporation and Patricia Cole dated April 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDTAMER CORPORATION

Date: April 30, 2009	/s/	GERALD E. BROCK
	Name:	Gerald E. Brock
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement between WindTamer Corporation and Patricia Cole dated February 12, 2009.
10.2	Termination and Release between WindTamer Corporation and Patricia Cole dated April 24, 2009.